Exhibit 8.1

October 27, 2005

Wachovia Commercial Mortgage Securities, Inc.
BOSTON	301 South College Street
Charlotte, North Carolina 28288
BRUSSELS
Re: Wachovia Commercial Mortgage Securities, Inc.
CHARLOTTE	S-3 Registration Statement (333-127668)

FRANKFURT	Ladies and Gentlemen:

HARRISBURG

          We have acted as counsel to Wachovia Commercial Mortgage Securities, Inc. (the “Company”) in connection with the Company’s Prospectus dated October 14, 2005 (the “Base Prospectus”), as supplemented by the Prospectus Supplement dated October 14, 2005 (the “Prospectus Supplement” and collectively with the Base Prospectus, the “Prospectus”), relating to the Company’s Commercial Mortgage Pass-Through Certificates, Series 2005-C21, Class A-1, Class A-2PFL, Class A-2C, Class A-3, Class A-PB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C and Class D Certificates (the “Public Certificates”).

HARTFORD

LONDON

LUXEMBOURG

MUNICH

          We have examined the tax treatment of the Public Certificates described in the Prospectus.  Our analysis is based on the provisions of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder as in effect on the date hereof and on existing judicial and administrative interpretations thereof.  These authorities are subject to change and to differing interpretations, which could apply retroactively.  Our opinion is not binding on the courts or the Internal Revenue Service.

NEW YORK

NEWPORT BEACH

PALO ALTO	We are attorneys admitted to practice in the State of New York and the opinion set forth below is limited to the Federal laws of the United States of America.

PARIS

          Based on the foregoing, we are of the opinion that the description of federal income tax consequences appearing under the heading “Material Federal Income Tax Consequences” in the Prospectus Supplement and Base Prospectus, describing the material federal income tax consequences to holders of the Public Certificates, under existing law and subject to the qualifications and assumptions stated therein, is accurate in all material respects.

PHILADELPHIA

PRINCETON

SAN FRANCISCO

WASHINGTON

Law Offices of Dechert LLP

Bank of America Corporate Center • Floor 40 • 100 N. Tryon Street • Charlotte, NC 28202 Tel: 704.339.3100 • Fax: 704.339.3101 • www.dechert.com

Wachovia Commercial Mortgage Securities, Inc. October 27, 2005 Page 2

          We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the heading “Material Federal Income Tax Consequences” in the Prospectus Supplement.  This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933.

Very truly yours,

/s/ DECHERT LLP

Dechert LLP